Cornerstone OnDemand Announces First Quarter 2016 Financial Results

•	Record quarterly revenue of $99.3 million, up 34% year-over-year

•	Record first quarter bookings of $83.7 million, up 32% year-over-year[1]

•	Ended the quarter with 2,670 clients and approximately 25.0 million users[2]
SANTA MONICA, Calif. – May 4, 2016 – Talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its quarter ended March 31, 2016.
Revenue for the first quarter of 2016 was $99.3 million, representing a 34% increase compared to the same period in 2015. Non-GAAP revenue for the first quarter of 2016 was $99.4 million, representing a 34% increase compared to the same period in 2015.1
Bookings, which the Company defines as revenue plus the change in deferred revenue for the period, were $83.7 million for the first quarter of 2016, representing a 32% increase compared to the same period in 2015.1 Deferred revenue at March 31, 2016 was $236.5 million, representing a 31% increase compared to the balance at March 31, 2015.

“With acceleration in top-line growth as well as solid early progress towards our profitability goals, the first quarter represented a very strong start to 2016,” said Adam Miller, the Company’s President and CEO. “We believe our continued innovation, our focus on operational excellence, and the demonstrable demand for our solutions by the world’s largest organizations will continue to fuel our growth into the future.”
The Company’s operating loss for the first quarter of 2016 was $(16.7) million, yielding an operating loss margin of (17)%, compared to an operating loss of $(17.7) million, yielding an operating loss margin of (24)%, for the first quarter of 2015.
Non-GAAP operating loss for the first quarter of 2016 was $(0.8) million, yielding a non-GAAP operating loss margin of (1)%, compared to a non-GAAP operating loss of $(5.8) million, yielding a non-GAAP operating loss margin of (8)%, for the first quarter of 2015.1
The Company’s net loss for the first quarter of 2016 was $(18.2) million, yielding a net loss margin of (18)%, or a $(0.33) net loss per share, compared to a net loss of $(23.3) million, yielding a net loss margin of (31)%, or a $(0.43) net loss per share, for the first quarter of 2015.
Non-GAAP net loss for the first quarter of 2016 was $(40) thousand, yielding a non-GAAP net loss margin of 0%, or a $0.00 non-GAAP net loss per share, compared to a non-GAAP net loss of $(9.3) million, yielding a non-GAAP net loss margin of (12)%, or a $(0.17) non-GAAP net loss per share, for the first quarter of 2015.1
The Company ended the quarter with 2,670 clients and approximately 25.0 million users.2

1
Bookings, non-GAAP revenue, non-GAAP operating loss, non-GAAP operating loss margin, non-GAAP net loss, non-GAAP net loss margin, and non-GAAP net loss per share are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

2	Includes contracted clients and active users of our Enterprise and Mid-Market solution, excluding Cornerstone for Salesforce and Cornerstone Growth Edition.

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its first quarter 2016 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 85879203. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT on May 7, 2016 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 85879203.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. (NASDAQ: CSOD) is a global leader in cloud-based talent management software. The Company’s solutions help organizations realize the potential of the modern workforce. From recruitment, onboarding, training and collaboration, to performance management, compensation, succession planning and analytics, Cornerstone is designed to enable a lifetime of learning and development that is fundamental to the growth of employees and organizations.
Based in Santa Monica, California, the Company’s solutions are used by 2,670 clients worldwide, spanning approximately 25.0 million users across 191 countries and in 42 languages. To learn more about Cornerstone, visit us on Twitter, Facebook and our blog. www.cornerstoneondemand.com
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding Cornerstone OnDemand’s future financial and operating performance, and Cornerstone OnDemand’s expectations regarding the growth of the talent management market, its business strategy, plans and objectives for future operations, the demand for and benefits from the use of its current and future solutions both domestically and internationally, the opportunity to upsell to existing clients, the timing and release of new solutions, and general business conditions, as well as headcount, revenue, non-GAAP net income or loss, non-GAAP net income or loss per share and non-GAAP free cash flows. Any forward-looking statements contained in this press release or the quarterly conference call are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solutions; the timing of when consulting services are delivered to our new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales teams; our ability to maintain stable and consistent quota attainment rates; our ability to exploit Big Data to drive increased demand for our products; continued strong demand for talent management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in Cornerstone OnDemand’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cornerstone OnDemand has provided in this press release and the quarterly conference call held on the date hereof certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation and employer-related taxes, (iii) bookings, which are defined as revenue plus the change in deferred revenue for the period, (iv) non-GAAP free cash flows, which is defined as net cash used in operating activities and excludes payment of acquisition related costs, payment of premium on investments net of related amortization, employer-related taxes from stock-based compensation, purchases of property and equipment and capitalized software costs, (v) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of acquisition related intangible assets, accretion of debt discount and amortization of debt issuance costs, other amortization costs, and unrealized fair value adjustment on strategic investment, (vi) non-GAAP net loss margin, which is defined as non-GAAP net loss divided by non-GAAP revenue, (vii) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and employer-related taxes and amortization of certain intangible assets reflected in cost of revenue, (vii) non-GAAP operating loss and non-GAAP operating loss margin, which are calculated based on operating loss and exclude adjustments to revenue, stock-based compensation and employer-related taxes and amortization of intangible assets, and (ix) non-GAAP operating expenses, which exclude stock-based compensation, employer-related taxes, and amortization of intangible assets, and (x) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation and employer-related taxes attributable to the corresponding GAAP financial measures.
Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone OnDemand excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. For prior periods, a reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release. A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis as a result of uncertainty regarding stock-based compensation expense and other non-recurring expenses.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$94,527	$107,691
Short-term investments	178,786	136,841
Accounts receivable, net	88,480	104,686
Deferred commissions	33,575	35,910
Prepaid expenses and other current assets	18,863	15,297
Total current assets	414,231	400,425

Capitalized software development costs, net	25,131	23,089
Property and equipment, net	26,766	27,021
Long-term investments	18,706	64,247
Intangible assets, net	14,107	16,713
Goodwill	25,894	25,894
Other assets, net	617	878
Total Assets	$525,452	$558,267

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$12,825	$18,954
Accrued expenses	31,980	44,111
Deferred revenue, current portion	226,177	237,679
Capital lease obligations, current portion	—	33
Other liabilities	2,482	2,663
Total current liabilities	273,464	303,440

Convertible notes, net	231,546	229,305
Other liabilities, non-current	2,822	3,240
Deferred revenue, net of current portion	10,333	14,460
Total liabilities	518,165	550,445

Stockholders’ Equity:
Common stock	6	5
Additional paid-in capital	410,947	394,089
Accumulated deficit	(405,125)	(386,882)
Accumulated other comprehensive income	1,459	610
Total stockholders’ equity	7,287	7,822
Total Liabilities and Stockholders’ Equity	$525,452	$558,267

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue	$99,324	$73,955
Cost of revenue [1,2]	31,650	24,662
Gross profit	67,674	49,293
Operating expenses:
Sales and marketing [1]	56,701	45,958
Research and development [1]	11,015	9,767
General and administrative [1]	16,465	11,091
Amortization of certain acquired intangible assets	150	150
Total operating expenses	84,331	66,966
Loss from operations	(16,657)	(17,673)
Other income (expense):
Interest income	346	170
Interest expense	(3,190)	(3,091)
Other, net	1,793	(2,390)
Other income (expense), net	(1,051)	(5,311)
Loss before income tax provision	(17,708)	(22,984)
Income tax provision	(535)	(278)
Net loss	$(18,243)	$(23,262)
Net loss per share, basic and diluted	$(0.33)	$(0.43)
Weighted average common shares outstanding, basic and diluted	54,827	53,876

1	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended
	March 31,
	2016	2015
Cost of revenue	$1,103	$819
Sales and marketing	6,239	4,720
Research and development	1,812	1,172
General and administrative	3,959	2,041
Total	$13,113	$8,752

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended
	March 31,
	2016	2015
Cost of revenue	$2,456	$2,492

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(18,243)	$(23,262)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,558	6,228
Accretion of debt discount and amortization of debt issuance costs	2,241	2,133
Purchased investment premium, net of amortization	210	(65)
Net foreign currency (gain) loss	(986)	1,887
Stock-based compensation expense	12,996	8,717
Changes in operating assets and liabilities:
Accounts receivable	15,389	21,356
Deferred commissions	1,955	974
Prepaid expenses and other assets	(3,330)	(3,515)
Accounts payable	(6,318)	(2,362)
Accrued expenses	(12,924)	(6,954)
Deferred revenue	(13,191)	(7,104)
Other liabilities	(211)	(683)
Net cash used in operating activities	(14,854)	(2,650)
Cash flows from investing activities:
Purchases of investments	(16,543)	(81,497)
Maturities of investments	20,186	14,497
Purchases of property and equipment	(1,460)	(5,064)
Capitalized software costs	(4,642)	(3,471)
Net cash used in investing activities	(2,459)	(75,535)
Cash flows from financing activities:
Repayment of debt	—	(124)
Principal payments under capital lease obligations	(33)	(95)
Proceeds from employee stock plans	4,084	1,383
Net cash provided by financing activities	4,051	1,164
Effect of exchange rate changes on cash and cash equivalents	98	(2,888)
Net decrease in cash and cash equivalents	(13,164)	(79,909)
Cash and cash equivalents at beginning of period	107,691	166,557
Cash and cash equivalents at end of period	$94,527	$86,648

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF REVENUE TO NON-GAAP REVENUE, COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP OPERATING LOSS AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue	$99,324	$73,955
Cost of revenue	31,650	24,662
Gross profit	$67,674	$49,293
Gross margin	68%	67%

Revenue	$99,324	$73,955
Adjustments to revenue [1]	93	480
Non-GAAP revenue	$99,417	$74,435

Cost of revenue	$31,650	$24,662
Adjustments to costs of revenue
Amortization of intangible assets	(2,456)	(2,492)
Stock based compensation and employer-related taxes	(1,103)	(819)
Total adjustments to cost of revenue	(3,559)	(3,311)
Non-GAAP costs of revenue	28,091	21,351
Non-GAAP gross profit	$71,326	$53,084
Non-GAAP gross margin	72%	71%

Loss from operations	$(16,657)	$(17,673)
Operating margin	(17)%	(24)%
Adjustments to loss from operations
Adjustments to revenue [1]	93	480
Stock-based compensation and employer-related taxes	13,113	8,752
Amortization of intangible assets	2,606	2,642
Total adjustments to loss from operations	15,812	11,874
Non-GAAP operating loss	$(845)	$(5,799)
Non-GAAP operating loss margin	(1)%	(8)%

1
Due to purchase accounting rules, upon acquisition of Evolv Inc., Cornerstone OnDemand recorded an adjustment of $1.9 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Evolv Inc. As a result of this adjustment, $0.1 million of revenue was not recognized during the three months ended March 31, 2016, and $0.5 million for the three months ended March 31, 2015. Therefore, revenue is adjusted by an increase of $0.1 million to arrive at non-GAAP revenue for the three months ended March 31, 2016, and $0.5 million for the three months ended March 31, 2015.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS, NON-GAAP NET LOSS MARGIN AND NON-GAAP NET LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Net loss	$(18,243)	$(23,262)
Net loss margin	(18)%	(31)%
Adjustments to net loss
Stock-based compensation and employer-related payroll taxes	13,113	8,752
Acquisition related:
Adjustments to revenue	93	480
Amortization of intangible assets	2,570	2,571
Accretion of debt discount and amortization of debt issuance costs [1]	2,241	2,133
Other amortization costs	36	71
Unrealized fair value adjustment on strategic investment [2]	150	—
Total adjustments to net loss	18,203	14,007
Non-GAAP net loss	$(40)	$(9,255)
Non-GAAP net loss margin	—%	(12)%
Non-GAAP net loss per share	$—	$(0.17)
Weighted-average common shares outstanding, basic and diluted	54,827	53,876

1
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

2	Unrealized fair value adjustment recorded for our strategic investment in a debt security of a privately-held company.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BOOKINGS
(in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended March 31, 2016

Revenue		$99,324
Deferred revenue at December 31, 2015	$252,139
Deferred revenue at March 31, 2016	236,510
Change in deferred revenue	(15,629)	(15,629)
Bookings		$83,695

	Deferred Revenue Balance	Three Months Ended March 31, 2015

Revenue		$73,955
Deferred revenue at December 31, 2014	$191,336
Deferred revenue at March 31, 2015	180,856
Change in deferred revenue	(10,480)	(10,480)
Bookings		$63,475

Percentage period-over-period increase in bookings for the three months ended March 31, 2016		32%

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Net cash used in operating activities	$(14,854)	$(2,650)
Payment of acquisition related costs [1]	—	737
Payment of employer related taxes from stock-based compensation	117	35
Purchased investment premium, net of amortization	(210)	65
Purchases of property and equipment	(1,460)	(5,064)
Capitalized software costs	(4,642)	(3,471)
Non-GAAP free cash flows	$(21,049)	$(10,348)

1	Costs paid during the three months and year ended March 31, 2015, related to acquisition of Evolv Inc.

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Melissa Hariri
Cornerstone OnDemand
Phone: +1 (310) 752-0164
mhariri@csod.com

Source: Cornerstone OnDemand